AGREEMENT REGARDING TRANSFER QF MANAGEMENT AGREEMENT
     This Agreement, dated as of November 8, 2006, between Deutsche
     Asset Management, Inc. (““DAMI”) and Deutsche Investment Management Americas Inc. (“DIMA”).
     WHEREAS, DAMI is transferring its asset advisory operations to DIMA and in connection therewith wishes to transfer to DIMA its rights and obligations under the Management Agreement, between DAMI and John Hancock Investment Management Services, LLC, a registered investment adviser;
     WHEREAS, DIMA wishes to accept DAMIS’s rights and assume its obligations under the Advisory Agreement;
     WHEREAS, the proposed Advisory Agreement transfer is intended not to constitute an “assignment” for purposes of the Investment Company Act of 1940 in reliance on Rule 2a-6” under that Act;
     WITNESSETH:
     1. Transfer. Upon the Effective Date (as defined below), DAMI hereby transfers and assigns to DIMA all of its rights and obligations under the Advisory Agreement, and DIMA hereby accepts such transfer and assignment, assumes such obligations and agrees to be bound by all the terms and conditions thereof as though it were substituted for DAMI as an original party thereto.
     2. Effective Date, The transfer contemplated in Section 1 shall become effective upon December 31, 2006,
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed upon their behalf as of the date set forth above.

DEUTSCHE ASSET MANAGEMENT, INC.		DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.

By:	/s/Michael Colon Name:	By:	/s/Michael Colon Name:
	Title:		Title:

SUPPLEMENT TO THE CURRENTLY EFFECTIVE PROSPECTUSES OF EACH
OF THE LISTED FUNDS:
Cash Management Fund Institutional
Cash Management Fund Investment
Cash Reserves Fund Institutional
Daily Assets Rind Institutional DWS
Core Fixed Income Fund DWS
EAFE® Equity Index Fund DWS
Equity 500 Index Fund DWS High
Income Plus Fund DWS Inflation
Protected Plus Fund
DWS International Equity Fund
DWS International Select Equity Fund
DWS Japan Equity Fund
DWS Lifecycle Long Range Fund
DWS Micro Cap Fund
DWS Mid Cap Growth Fund
DWS RREEF Real Estate Securities Fund
DWS Short Duration Fund
DWS Short Duration Plus Fund
DWS Short-Tenn Municipal Bond Fund
DWS Small Cap Growth Fund
DWS U.S. Bond Index Fund
Money Market Fund Investment
NY Tax Free Money Fund
Tax Free Money Fund Investment
Treasury Money Fund
Treasury Money Fund Investment
The following information revises “The investment advisor” section in the funds’ prospectuses:
Effective December 31, 2006, Deutsche Asset Management, Inc. (“DeAM, Inc.”), the above-noted funds’ current investment advisor, will be merged into Deutsche Investment Management Americas Inc. {“DIMA”). The Boards of the funds have approved a new investment management agreement between each fund and DIMA. The new investment management agreements are identical in substance to the current investment management agreements for each fund, except for the named investment advisor. DeAM, Inc. and DIMA are each indirect, wholly owned subsidiaries of Deutsche Bank AG.
Please Retain This Supplement for Future Reference
December 29, 2006
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